EXHIBIT 22.1
                 SUBSIDIARIES OF JACKPOT ENTERPRISES, INC.



                                                           STATE OF
   COMPANY                                  %OWNED       INCORPORATION

1.   Corral United, Inc.                     100%           Nevada

2.   Cardivan Company                        100%           Nevada

3.   Corral Coin, Inc.                       100%           Nevada

4.   Corral Country Coin, Inc.               100%           Nevada

5.   Silver Slipper, Inc.                    100%           Nevada

6.   Jackpot Gaming, Inc.                    100%           Nevada

7.   American Amusement Corp.                100%           Nevada

8.   JPSD-2, Inc.                            100%           South Dakota

9.   JPSD-3, Inc.                            100%           South Dakota

10.  Jackpot Owl, Inc.                       100%           Nevada

11.  Jackpot Casino, Inc.                    100%           Nevada

12.  Deadwood Depot, Inc.                    100%           South Dakota

13.  JPNV-1, Inc.                            100%           Nevada

14.  JPSD-1, Inc.                            100%           South Dakota

15.  Deadwood Nugget, Inc.                   100%           South Dakota

16.  Jackpot City, Inc.                       89%           Nevada

17.  Jackpot Mining Company, Inc.             95%           South Dakota

18.  Debbie's Casino, Inc.                   100%           Nevada

19.  Jackpot Mississippi Riverboat, Inc.     100%           Mississippi

20.  Jackpot Louisiana Riverboat, Inc.       100%           Louisiana

21.  Jackpot Indiana Riverboat, Inc.         100%           Indiana

22.  Jackpot's Highway 93 Casino, Inc.       100%           Nevada

23.  Water Street Casino, Inc.               100%           Nevada